Exhibit 99.1

KFx Inc. Presents at Howard Weil Incorporated Energy Conference

Denver, CO, March 31, 2004 -- KFx Inc. (AMEX:KFX) announced today that Theodore Venners, Chairman and Chief Executive Officer, is scheduled to make a presentation on Thursday, April 1, 2004, at approximately 12:00 p.m. Eastern Standard Time, at the Howard Weil Incorporated Energy Conference.

A copy of the presentation materials will be posted on KFx's web site, www.kfx.com, today after 8:00 a.m. Eastern Standard Time.

About KFx

KFx provides cost-effective solutions to help the electricity industry increase energy production while meeting emissions standards. Through its patented K-Fuel process, KFx transforms abundant U.S. reserves of sub-bituminous coal and lignite into clean, affordable, efficient energy supplies. For more information on KFx, visit www.kfx.com.

Forward-looking Statements

Statements in this news release and/or in the presentation materials that relate to future plans or projected results of KFx (the "Company") are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended by the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), and Section 21E of the Securities Exchange Act of 1934, as amended by the PSLRA, and all such statements fall under the safe harbor provisions of the PSLRA. The Company's actual results may vary materially from those described in any forward-looking statement due to, among other possible reasons, the realization of any one or more of the risk factors described in the Company's Annual Report on Form 10-K, or in any of its other filings with the Securities and Exchange Commission, all of which filings any reader of this news release is encouraged to study. Readers of this news release are cautioned not to put undue reliance on forward-looking statements.

INFORMATION CONTACT: 303-293-2992